                                                                   EXHIBIT 10(6)

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

     This Agreement is made and entered into as of this 30 day of June, 1999 ("Effective Date") by and between NetGravity, Inc., a Delaware corporation, having its principal place of business at 1900 S. Norfolk Street, Suite 150, San Mateo, CA 94403 ("NetGravity") and the entity at the location listed on Exhibit A hereto ("Licensee").

                                   RECITALS

A. NetGravity is the owner of proprietary Internet web site advertising sales and management software products.

B. Licensee wishes to obtain a license to use such software on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

1.   DEFINITIONS
     -----------

     The following terms shall have the following meanings:

1.1  "Software" means the proprietary Internet web site advertising sales and
      --------
management software program developed by NetGravity known as AdServer which is comprised of the Program Components, in object code form only, and any updates and upgrades as may be issued to Licensee by NetGravity after the Effective Date.

1.2  "Program Component(s)" means the AdManager component, AdServer component,
      --------------------
the AdClient component, the AdConsole component, and the AdInsight Server as further described on Exhibit A.

1.3  "Site(s)" means Licensee's or its Affiliates' site or sites on the World
      ----
Wide Web.

1.4  "Affiliate(s)" shall mean any entity, which directly or indirectly
      ------------
controls, is controlled by, or is in common control with Licensee, provided that such entity is not a direct competitor of NetGravity.

     GRANT OF RIGHTS
     ---------------

2.1  Grant of License. Subject to the terms and conditions of this Agreement,
     ----------------
NetGravity hereby grants to Licensee and its Affiliates a perpetual, worldwide, nonexclusive, nontransferable (except in accordance with Section 12.1) license, to install and use the number of copies of each Program Component of the Software licensed as indicated on Exhibit Anternally to manage advertising (i) on the Sites; (ii) on the world wide web sites of Licensee's content partners;
(iii) on any world wide web sites residing on Licensee's web servers .Licensee may make backup copies of the Software for archival or disaster recovery purposes.

2.2  Restrictions. The license granted herein is granted solely to the person
     ------------
or entity set forth on Exhibit A, and not, by implication or otherwise, to any parent, subsidiary or affiliate of such person or entity. No right is granted hereunder to use the Software to perform advertising management services for third parties (so-called "service bureau" uses). All rights not expressly granted hereunder are reserved to NetGravity. Licensee may not copy, distribute, reproduce, use or allow access to the Software except as explicitly permitted under this Agreement, and Licensee will not modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Software or any internal data files generated by the Software except the extent permitted by applicable law. Licensee shall not remove, obscure, or alter NetGravity's copyright notice, trademarks, or other proprietary rights notices affixed to or contained within the Software.

2.3  Ownership. NetGravity owns and shall retain all right, title, and interest
     ---------
in and to the Software, including all copyrights, patents, trade secret rights, trademarks and other intellectual property rights therein. At NetGravity's written request, not more frequently than annually, Customer shall furnish NetGravity with a signed certification verifying that the Software is being used pursuant to the provisions of this Agreement.

3.   DELIVERY OF THE SOFTWARE
     ------------------------

3.1  Delivery. As soon as practicable following the Effective Date, NetGravity
     --------
shall deliver the Software electronically or by other means mutually agreed upon to Licensee at the location(s) set forth on Exhibit A.

3.2  Installation and Training. As soon as practicable following the delivery
     -------------------------
of the Software, NetGravity will provide reasonable assistance to Licensee by telephone and e-mail in installing the Software. At Licensee's request, on-site installation assistance and training may be provided at NetGravity's standard rates, plus reasonable travel expenses.

4.   FEES
     ----

4.1  License Fee. In consideration for the rights granted hereunder, Licensee
     -----------
shall pay NetGravity license

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

fees in the amounts and on the payment terms set forth on Exhibit A.

4.2  Taxes. Licensee shall be responsible for all sales taxes, use taxes and
     -----
any other similar taxes imposed by any federal, state or local governmental entity on the transactions contemplated by this Agreement, excluding U.S. taxes based upon NetGravity's income. When NetGravity has the legal obligation to pay or collect such taxes, the appropriate amount shall be invoiced to and paid by Licensee unless Licensee provides NetGravity with a valid tax exemption certificate authorized by the appropriate taxing authority.

4.3  U.S. Dollars. All fees quoted and payments made hereunder shall be in U.S.
     ------------
Dollars.

5.   NETGRAVITY SUPPORT
     ------------------

At Licensee's request, NetGravity will offer maintenance and technical support with respect to the Software under its then current standard Software Maintenance Subscription and Support Agreement, a copy of which is attached as Exhibit B.

6.   WARRANTY AND DISCLAIMER
     -----------------------

NetGravity warrants that for a period of forty-five (45) days following the delivery of the Software: (i) the Software shall operate substantially in accordance with the then current documentation for such Software and (ii) the media on which the Software is furnished shall be free from defects in materials and faulty workmanship under normal use. NetGravity does not warrant that the Software will meet all of Licensee's requirements or that the use of the Software will be uninterrupted or error-free. NetGravity's sole obligation under this warranty is to use commercially reasonable efforts to correct any non-conforming Software. Except as expressly provided herein, NETGRAVITY LICENSES THE SOFTWARE TO LICENSEE ON AN "AS IS" BASIS. NETGRAVITY MAKES NO OTHER WARRANTY OR CONDITION OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

7.   INDEMNIFICATION
     ---------------

7.1  By NetGravity. NetGravity shall indemnify, defend and hold harmless
     -------------
Licensee from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Licensee as a result of any claim that the Software, when used within the scope of this Agreement, infringes any copyright, trademark, or trade secret of any third party; provided that Licensee promptly notifies NetGravity in writing of any such claim and promptly tenders the control of the defense and settlement of any such claim to NetGravity at NetGravity's expense and with NetGravity's choice of counsel. Licensee shall cooperate with NetGravity, at NetGravity's expense, in defending or settling such claim and Licensee may join in defense with counsel of its choice at its own expense. If the Software is, or in the opinion of NetGravity may become, the subject of any claim for infringement or if it is adjudicatively determined that the Software infringes then NetGravity may, at its option and expense, either
(i) procure for Licensee the right from such third party to use the Software or
(ii) replace or modify the Software with other suitable and reasonably equivalent products so that the Software becomes noninfringing or (iii) if (i) and (ii) are not practicable, terminate this Agreement. After working reasonably to find a solution, Licensee shall also have the right to terminate this Agreement if (i)and (ii) are not practicable in its sole opinion. If either
                ------------------------------------------------
party terminates under subsection (iii) within the first three (3) years from the Effective Date, NetGravity will refund a pro-rata portion of the license fees (the refundable amount being determined by the total license fees reduced each month by 1/36th of the total). If NetGravity terminates under subsection
(iii) at any time after the Effective Date, NetGravity will refund any prepaid subscription and support fees applicable to the remaining period for which the services will be terminated.

7.2  Exclusions. NetGravity shall have no liability for any infringement
     ----------
arising from (i) the use of other than the then-current, commercially available version of the Software; (ii) the use of the Software other than as set forth in its accompanying documentation; (iii) the modification of the Software unless such modification was made or authorized by NetGravity, when such infringement would not have occurred but for such modification; or (iv) the combination or use of the Software with other software, hardware or other products not approved by NetGravity in advance if such infringement would have been avoided by the use of the Software not in such combination. THIS SECTION 7 STATES NETGRAVITY'S ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIM REGARDING THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

7.3  By Licensee. Licensee shall indemnify, hold harmless and defend NetGravity
     -----------
from and against any and all claims, liabilities, damages and expenses (including reasonable attorneys' fees) incurred by NetGravity as a

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

result of any breach by Licensee of this Agreement; provided that NetGravity promptly notifies Licensee in writing of any such claim and promptly tenders to Licensee the control and defense and settlement of such claim at Licensee's expense and with Licensee's choice of counsel. NetGravity shall cooperate with Licensee, at Licensee's expense, in defending or settling such claim and NetGravity may join in defense with counsel of its choice at its own expense.


8.   LIMITATION OF LIABILITY
     -----------------------

IN NO EVENT WILL NETGRAVITY'S LIABILITY ARISING OUT OF THIS AGREEMENT OR THE USE OR PERFORMANCE OF THE SOFTWARE EXCEED THE SUM OF THE LICENSE FEES ACTUALLY PAID BY LICENSEE HEREUNDER. IN NO EVENT SHALL EITHER PARTY HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY LOST PROFITS OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO ANY BREACH BY LICENSEE OF THE LICENSE RESTRICTIONS OR ITS CONFIDENTIALITY OBLIGATIONS. THE PARTIES AGREE THAT THIS SECTION 8 REPRESENTS A REASONABLE ALLOCATION OF RISK.

9.   CONFIDENTIALITY
     ---------------

9.1  Definition. The term "Confidential Information" shall mean any information
     ----------
disclosed by one party to the other party in connection with this Agreement which is disclosed in writing, orally or by inspection and is identified as "Confidential" or "Proprietary" or which a party has reason to believe is treated as confidential by the other party. Any information, in whatever form, disclosed by NetGravity that relates to the Software and that is not publicly known is "Confidential Information."

9.2  Obligation. Each party shall treat as confidential all Confidential
     ----------
Information received from the other party, shall not use such Confidential Information except as expressly permitted under this Agreement, and shall not disclose such Confidential Information to any third party without the other party's prior written consent. Each party shall take reasonable measure to prevent the disclosure and unauthorized use of Confidential Information of the other party.

9.3  Exceptions. Notwithstanding the above, the restrictions of this Section
     ----------
shall not apply to information that:

     a) was independently developed by the receiving party without any use of the Confidential Information of the other party and by employees or other agents of (or independent contractors hired by) the receiving party who have not been exposed to the Confidential Information;

     b) becomes known to the receiving party, without restriction, from a third party without breach of this Agreement and who had a right to disclose it;

     c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the receiving party;

     d) was rightfully known to the receiving party, without restriction, at the time of disclosure; or

     e) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the other party and shall use its reasonable best efforts to obtain a protective order or otherwise prevent public disclosure of such information.

10.  TERM AND TERMINATION
     --------------------

10.1 Term. The term of this Agreement shall commence on the Effective Date and
     ----
shall continue in force until terminated as follows:

     a) If Licensee fails to make any payment due within thirty (30) days after receiving written notice from NetGravity that such payment is delinquent, NetGravity may terminate this Agreement on written notice to Licensee at any time following the end of such thirty (30) day period.

     b) If either party materially breaches any term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach, the nonbreaching party may terminate this Agreement on written notice at any time following the end of such thirty (30) day period.

     c) Either party may terminate this Agreement immediately upon notice in the event that the other party becomes insolvent (i.e., becomes unable to pay its debts in the ordinary course of business as they come

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

due) or makes an assignment of this Agreement for the benefit of creditors.

10.2  Survival. The following sections shall survive the termination, for any
      --------
reason, of this Agreement: 4, 6, 7, 8, 9, 10, and 12.

10.3  Remedies. Licensee acknowledges that its breach of Section 2.2 or 9 would
      --------
cause irreparable harm to NetGravity, the extent of which would be difficult to ascertain. Accordingly, Licensee agrees that, in addition to any other remedies to which NetGravity may be legally entitled, NetGravity shall have the right to obtain immediate injunctive relief in the event of a breach of such sections by Licensee or any of its officers, employees, consultants or other agents.

11.   EXPORT REGULATIONS
      ------------------

Without affecting the scope of the license granted herein, in the event Licensee is permitted to transfer the Software to any location outside the United States under this Agreement, Licensee hereby agrees it will comply with all applicable United States export laws and regulations.

12.   MISCELLANEOUS.

12.1  Assignment. This Agreement is not assignable by Licensee without the prior
      ----------
written consent of NetGravity; provided, however, this entire Agreement may be assigned without NetGravity's consent to a successor by merger or acquisition of all or substantially all of Licensee's assets, provided that such assignee (a) is not a direct competitor of NetGravity; and (b) is bound by law or written agreements to all of the obligations of the assigning party under this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

12.2  Waiver and Amendment. No modification, amendment or waiver of any
      --------------------
provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

12.3  Governing Law; Arbitration. This Agreement shall be governed by the laws
      --------------------------
of the State of New York, USA, excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising out of this Agreement shall be resolved by binding arbitration in New York, NY in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power to grant injunctive relief.

12.4  Notices. All notices, demands or consents required or permitted under
      -------
this Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) three (3) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the NetGravity at the addresses set forth on the first page of this Agreement and to Licensee at the address set forth on Exhibit A, or at such other address as shall be given by either party to the other in writing. Notices to NetGravity shall be addressed to the attention of Contracts Administrator.

12.5  Independent Contractors. The parties are independent contractors. Neither
      -----------------------
party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

12.6  Severability. If any provision of this Agreement is held by a court of
      ------------
competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

12.7  Complete Understanding. This Agreement, including all Exhibits attached
      ----------------------
hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

12.8  Force Majeure. Except for Licensee's obligations to pay NetGravity
      -------------
hereunder, neither party shall be liable to the other party for any failure or delay in performance caused by reasons beyond its reasonable control.

12.9  Purchase Orders. This Agreement shall control Licensee's use of the
      ---------------
Software. All different or additional terms or conditions in any Licensee purchase order or similar document shall be null and void.

12.10 Execution. The parties have shown their acceptance of this Agreement by
      ---------
causing it to be executed below by their duly authorized representatives. This agreement may be executed in counterparts which together

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

shall constitute one agreement, and each party agrees that a copy of a counterpart executed by it and sent to the other by any method including without limitation facsimile shall constitute acceptance of this Agreement.

NETGRAVITY

By:___________________________________

Name:_________________________________


Title:________________________________


"LICENSEE"

By: /s/ Avi Moskowitz

Name: Avi Moskowitz

Title: President and CEO

                                   EXHIBIT A


     Licensee:      Virtual Communities, Inc.

     Address:       151 West 25t h Street, New York, NY
                    Attention: Avi Moskowitz


     With a copy to:
     Attention: [License Administrator]:
     David Cavenor, Chief Operations Officer
     Tel: +972-2-568-9100 (Switchboard), +972-2-568-9162 (Direct)
     Davidc@vcimail.com
     ------------------
     Number 4 HaSadna Street, Jerusalem, Israel  91533

AdServer Software Licensed Components:

     Program Components Description:
     ------------------------------

     The AdManager component contains the user interface and management database. The AdServer is a server application responsible for delivering advertisements. The AdClient component is the technology that integrates with web server software to receive ads from the ad server. The AdConsole component serves as a report publishing platform to advertisers and agencies.

          Program Component                   Licensed Number of Copies
          -----------------                   -------------------------
              AdManager                                   1
              ---------                                   -
              AdServer                                    2
              --------                                    -
              AdClient                                    2
              --------                                    -
              AdConsole                                   1
              ---------                                   -
          AdInsight Server*                               1
          -----------------                               -

*Licensee shall have the right to copy the AdServer for AdInsight (reporting) purposes. This additional copy of AdServer shall not be used for additional adserving capability.

License Price including SureStart Deployment Package  $50,079
----------------------------------------------------

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

 .

 .    The Sure Start Deployment deliverables will include:
          - Deployment of the total NetGravity AdServer Enterprise software solution
          - Training of the AdMaster (technical administrator) and AdSales Staff. The training will take place in New York for the AdSales staff and in Israel for the AdMaster. (** Related travel expenses for travel requested by VCI to either NewYork or Jerusalem from London will be charged separately).
          - Integration of the VCI registration database with the AdServer software to enable targeting of Ads
          - Provision of reports currently available in AdCenter and new ones as requested by VCI provided that any non-standard reports do not require more that 1 man day's effort.
          - Post Implementation Audit after 90 days from deployment date to be undertaken both in Israel and in NewYork. (** Related travel expenses for travel to either NewYork or Jerusalem from London will be charged separately).
               - Upgrade/Migration to AdServer 4.0 is included (Related travel expenses for travel to either NewYork or Jerusalem from London will be charged separately).

Technical Support
-----------------

          AdService Gold - 24hrs x 7 days - $12,000 per annum on the above configuration.

Maintenance Subscription
------------------------

          Year 1 Maintenance Subscription is included.
          Year 2 onwards - (Optional) Maintenance Subscription - $11,193 per annum on the above configuration


Total Package Price:
-------------------

          Year 1 : $62,079 (Software, SureStart Deployment, Support and Subscription)
          Year 2: $12,000 for AdService Gold and $11,193 for Optional Subscription Maintenance

Payment Terms:
-------------

Payment is due according to the following schedule:

Year 1
------

The $62,079 to be paid as follows:

a) July to September - renew with AdCenter at $0.73 cents ($3,500 per month minimum). This will be invoiced monthly and count towards the cost of the software - $3,500 x 3 months= $10,500*
b)   $16,500 - on October 15th - covers Surestart Deployment
c)   $12,000 - on November 15th - covers Support
d)   $23,079 - on December 15th - remaining amount - licences

*If from July to September Licensee incurs more cost in AdCenter, than the $10,500 listed above, then the additional amount shall be deducted from the December 15th payment. Regardless of what AdCenter costs Licensee incurs between July and September, Licensee shall in no event owe NetGravity more than $62,079.

Year 2 Subscription and Support (AdService Silver)
------

1)   $12,000  - on 15 September 2000 for AdService Gold - 24x7 Support
2) $11,193 - on 15 September 2000 for Maintenance Subscription if this option is taken at the time.

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

                                   EXHIBIT B
                                   ---------

Date of this Agreement: Signed 30th June 1999 but For Support and subsequent
-----------------------
renewal purposes  - 15th September 1999.


                  SOFTWARE SUBSCRIPTION AND SUPPORT AGREEMENT
                  -------------------------------------------

                                    BETWEEN
                                   --------

                               NETGRAVITY, INC.
                               ----------------

                                      And
                                      ---

                           VIRTUAL COMMUNITIES, INC.
                           -------------------------

          NetGravity, Inc. ("NetGravity") has granted Licensee a license to certain software in accordance with a license agreement dated June 30, 1999 (the "License Agreement"). Licensee wishes to obtain maintenance and support of such software pursuant to this Agreement.

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

1.1 "Product(s)" means the software programs licensed to Licensee pursuant to the License Agreement together with any Updates furnished by NetGravity to Licensee under this Agreement.

1.2 "Updates" means a software Product release containing error corrections and minor enhancements, in object code form, which is made commercially available by NetGravity and generally indicated by a change in the revision number in the tenths or hundredths digit to the right of the decimal point (e.g., a change from version x.xx to x.xy or x.yx) and any corrections and updates to the associated documentation.

1.3 "Upgrades" means a software Product release containing significant functional enhancements and feature additions of the Software, in object code form, which is made commercially available by NetGravity and generally indicated by a change in the revision number to the left of the decimal point (i.e., 4.00).

                                  SECTION  2
                               TECHNICAL SUPPORT
                               -----------------

2.1  Support. NetGravity will provide Licensee with technical support
     -------
("Support") during the hours indicated on the attached Schedule 1. Support will be provided by at least one of the following methods: telephone, email, World Wide Web, or fax. NetGravity, at its sole discretion, will choose which method(s) it uses to provide support to Licensee. Support will include:

     a) assistance related to questions on the installation and operational use of the Product(s);

     b) assistance in identifying and verifying the causes of suspected errors in the Products(s); and

     c) providing workarounds for identified Product errors or malfunctions, where reasonably available to NetGravity.

Licensee will designate the number of persons set forth in Schedule 1 to act as support liaisons to utilize the support and will ensure that such person will be properly trained in the operation and usage of the Products. Upon request, Licensee will allow the use of on-line diagnostics of the Products during error diagnosis.

2.2  Error Corrections. During the term of this Agreement, NetGravity shall use
     -----------------
its reasonable efforts

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

correct any reproducible error in the Product with a level of effort commensurate with the severity of the error. NetGravity shall have no obligation to correct all errors in the Product. Upon identification of any error, Licensee shall notify NetGravity of such error and shall provide NetGravity with enough information to reproduce the error. When a case is opened with NetGravity Technical Support, Licensee shall provide NetGravity with an assessment of the priority of the case. The definitions in the table attached as Exhibit C shall be used as a guide in setting such priority. While licensee has input in setting case priorities, NetGravity, in its reasonable discretion, shall be the final arbitrator of such priorities. Exhibit C describes response and resolution targets as well as the method of resolution. Response time begins upon NetGravity's notification of the problem and ends when a Technical Support Engineer (TSE) responds back to begin solving the problem. Resolution time begins once the TSE reproduces and identifies the problem.

2.3  Error Corrections. NetGravity shall not be responsible for correcting any
     -----------------
errors not reproducible by NetGravity on the unmodified Product or errors caused by: (i) Licensee's failure to implement all Updates issued under this Agreement;
(ii) changes to the operating system or environment which adversely affect the Product; (iii) any alterations of or additions to the Product made by parties other than NetGravity; (iv) use of the Product in a manner for which it was not designed; (v) interconnection of the Product with other software products not supplied by NetGravity; or (vi) use of the Product on an unsupported platform. NetGravity shall only be obligated to support the then current production version of the Product, and the immediately prior release for a period of one
(1) year after such release of the latest version. Support for any earlier versions or for errors not covered under this Agreement may be obtained at NetGravity's then current rates.

2.4  On-site Training and Support. Upon request, and provided that Licensee is
     ----------------------------
current with fees due under this Agreement, NetGravity will provide training for Licensee's administrators and trainers and/or direct support at Licensee's site at NetGravity's then applicable standard training rates and charges.

                                   SECTION 3
                           MAINTENANCE SUBSCRIPTION
                           ------------------------

NetGravity will provide each Update and Upgrade together with one copy of the documentation (where such is issued) relating to each Update or Upgrade to Licensee within a reasonable time after publication ("Subscription Service"). Licensee may acquire additional copies of the documentation at NetGravity's then current standard rates. Updates and Upgrades provided to Licensee under this Clause shall be licensed to Licensee in accordance with the Licence Agreement.

                                   SECTION 4
                                     FEES
                                     ----

4.1  Support and Subscription Fees. For NetGravity technical Support services
     -----------------------------
covered by Section 2 of this Agreement, Licensee agrees to pay NetGravity the annual technical Support fee in the amount set forth in Schedule 1 for the first year following the Date of this Agreement. Licensee shall pay the annual fees each year at the beginning of each renewal term of this Agreement. For NetGravity Subscription Service provided under Section 3 of this Agreement, Licensee shall pay the annual Subscription fee set forth in Schedule 1 beginning one year from the Date of this Agreement. Licensee shall pay the annual fees at the beginning of each renewal term of this Agreement. NetGravity reserves the right to change the annual fees from time to time effective at the commencement of the next annual period by giving Licensee at least sixty (60) days' prior written notice of such change. NetGravity reserves the right to charge Licensee a reinstatement fee to resume Subscription services if Licensee has not continuously maintained this Agreement in effect Licensee's reinstatement shall be calculated at 25 percent of the list license fees. This shall be a one time fee for each time that Licensee reinstates. Annual fees on any additional units licensed beyond the initial purchase will be prorated and billed at the time of the applicable license grant.

4.2  Payment. Any amount payable to NetGravity under this Agreement will be due
     -------
and payable within thirty (30) days after Licensee's receipt of NetGravity's invoice. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Licensee shall pay all amounts due under this Agreement to NetGravity at the address indicated at the beginning of this Agreement or such other location as NetGravity designated in writing. Any amount not paid when due will bear interest at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable usury law, which is less, determined and compounded on a daily basis from the date due until the date paid.

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

4.3  Taxes. Unless otherwise specified, the fees, charges and other amounts
     -----
specified in this Agreement do not include any sales, use, excise or other applicable taxes. Licensee will pay or reimburse NetGravity for any and all such taxes (excluding any applicable federal and state taxes based on NetGravity's income).

                                   SECTION 5
                                  TERMINATION
                                  -----------

5.1  Term. The term of this Agreement shall be one year and shall automatically
     ----
renew unless Licensee notifies NetGravity of its intention not to renew at least 60 days prior to the renewal date or unless terminated pursuant to paragraph 5.2.

5.2  Termination For Default. If either party defaults in the performance of or
     -----------------------
compliance with any of its material obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after written notice specifying the default or, if the nature of the default is such that more than (30) days are required for the cure thereof, the defaulting party fails to commence its efforts to cure such breach or default within such thirty (30) days and to diligently prosecute the same to completion thereafter, the non-defaulting party may terminate this Agreement in addition to its other rights and remedies under law.

5.3 This Agreement shall automatically terminate on termination of the Licence Agreement. If Licensee terminates the License Agreement due to a material breach by NetGravity, then NetGravity shall refund any prepaid subscription and support fees applicable to the remaining period for which the services will be terminated.

5.4 Survival. Sections 4.2, 4.3, 5, 6 and 7 shall survive the termination of this Agreement.

                                   SECTION 6
                           LIMITATIONS OF LIABILITY
                           ------------------------

6.1  NetGravity warrants that it will provide the Support with reasonable skill and care. Except as expressly provided herein. NETGRAVITY MAKES NO OTHER WARRANTY, REPRESENTATION OR CONDITION OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, OF MERCHANTABBILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

6.2  LIMITATION. NETGRAVITY'S LIABILITY (WHETHER IN CONTRACT, WARRANTY, TORT OR
     ----------
OTHERWISE; AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE, REPRESENTATION, STRICT LIABILITY OR PRODUCT LIABILITY OF NETGRAVITY) UNDER THIS AGREEMENT WITH REGARD TO ANY PRODUCT, DOCUMENTATION, SERVICES OR OTHER ITEMS SUBJECT TO THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL COMPENSATION PAID BY LICENSEE TO NETGRAVITY UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

                                   SECTION 7
                                 MISCELLANEOUS
                                 -------------

7.1  Assignment. This Agreement is not assignable by Licensee without the prior
     ----------
written consent of NetGravity; provided, however, this entire Agreement may be assigned without NetGravity's consent to a successor by merger or acquisition of all or substantially all of Licensee's assets, provided that such assignee (a) is not a direct competitor of NetGravity; and (b) is bound by law or written agreements to all of the obligations of the assigning party under this Agreement. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

7.2  Waiver and Amendment. No modification, amendment or waiver of any
     --------------------
provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

7.3  Governing Law; Arbitration. This Agreement shall be governed by the laws
     --------------------------
of the State of New York, USA, excluding conflict of laws provisions and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising out of this Agreement shall be resolved by binding arbitration in New York, New York in accordance with the rules of the American Arbitration Association. The arbitrator shall have the power to grant injunctive relief.

7.4  Notices. All notices, demands or consents required or permitted under this
     -------
Agreement shall be in writing. Notice shall be considered effective on the earlier of actual receipt or (a) the day following transmission if sent by facsimile followed by written confirmation by registered overnight carrier or certified United States mail; or (b) three (3) day after posting when sent by registered private overnight carrier (e.g., DHL, Federal Express, etc.); or (c) five (5) days after posting when sent by certified United States mail. Notice shall be sent to the parties at the addresses set forth on the first page of this Agreement or at such other address as shall be given by either party to the other in writing. Notices to NetGravity shall be addressed to the attention of Contracts Administrator.

7.5  Independent Contractors. The parties are independent contractors. Neither
     -----------------------
party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

7.6  Severability. If any provision of this Agreement is held by a court of
     ------------
competent jurisdiction to be contrary to law, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

7.7  Complete Understanding. This Agreement, including all Exhibits attached
     ----------------------
hereto, constitutes the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes any prior or contemporaneous agreement.

7.8  Excused Performance. Neither party will be liable for, or be considered to
     -------------------
be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement (other than monetary obligations) as a result of an event of force majeure or any cause or condition beyond such party's reasonable control.


NETGRAVITY INC.


Signature: ________________________________

Printed Name: _____________________________

Title: ____________________________________

Date Signed: ______________________________


Licensee:

                     NETGRAVITY ADSERVER LICENSE AGREEMENT
                     -------------------------------------

Signature: /s/ Avi Moskowitz

Printed Name:Avi Moskowitz

Title: President and CEO

Date Signed: June 30, 1999

                                  SCHEDULE 1
                                  ----------


SCHEDULE 1


SUPPORT HOURS:

AdService Gold - 24 hrs x 7 days

SUPPORT CONTACTS: Please List 3:

FEES:
----

     Products        License Date      License At List      Annual Support Fee         Annual Subscription Fee
     --------                                               ------------------         -----------------------
                                             Price
  1 x AdManager                                                    Year 1                       Year 1
  2 x AdServer      June 30th 1999          $55,965          Amt Due: $12,000                 Included.
    Enterprise      Support                                        Year 2                  Year 2(Optional)
                    Agreement Date:                          Amt Due: $12,000               20% of $55,965
  2 x AdClient      September 15th                                                         Amt Due: $11,193
    Enterprise      1999
  1 x AdConsole
  1 x AdInsight

Fees are payable [annually] in advance.
This support agreement shall be valid until 14th September  2000.